UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2009

NEXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25247	95-4675095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7625 Hamilton Park Drive, Suite 12, Chattanooga, Tennessee 37421
(Address of principal executive offices) (zip code)

(423) 296-8213
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On June 30, 2009, Next, Inc. (the “Company”) entered into a Second Amendment to Forbearance Agreement, which is dated effective as of July 1, 2009 (the “Amendment”), with National City Bank (the “Bank”).  The Amendment amends the Forbearance Agreement dated effective as of January 31, 2009, as amended by the First Amendment to Forbearance Agreement dated effective as of May 1, 2009 (collectively, as so amended, the “Forbearance Agreement”), to further reduce the maximum amount available under the Company’s previously disclosed line of credit facility with the Bank (the “Existing Credit Facility”) to $3,000,000 (the “Credit Limit”).

The Amendment also provides for changes to the definitions of Eligible Receivables and Borrowing Base under the loan documents.  At the request of the Company, Eligible Receivables, which is a component of the Borrowing Base, will no longer include any receivables owed by a large customer (including any of its subsidiaries, affiliates or assigns) of the Company.  Instead, the Company plans to finance these receivables off balance sheet through a lending program sponsored by that customer and funded by a major national bank at interest rates substantially below that charged by the Bank.  This financial vehicle is expected to increase cash velocity to the Company, decrease concerns over concentration issues and substantially decrease the amount of funding that the Company will need from potential line of credit lenders, all of which the Company believes will enhance the likelihood that it can find a suitable replacement lender for the Bank.  The definition of Borrowing Base was revised to implement a stepped-down reduction in the cap on the inventory component.  The cap will be reduced to $2,200,000 commencing July 1, 2009 through July 31, 2009, and thereafter will be further reduced to $1,500,000.  When fully reduced, the inventory cap under the Borrowing Base will represent an amount equal to 50% of the Credit Limit, which is consistent with the inventory cap originally established under the loan documents and believed to be prudent in light of current economic circumstances.

In addition, under the terms of the Amendment, the maturity date of the replacement promissory note evidencing the Existing Credit Facility (the “Note”) was extended to September 30, 2009 and the interest rate on the daily unpaid principal balance of the Note will remain at prime plus 6% for the period commencing on July 1, 2009 and ending on July 31, 2009.  After July 31, 2009, the interest rate will increase to prime plus 8% until August 31, 2009 and then will increase to prime plus 10% until September 30, 2009.  If the loan remains unpaid after September 30, 2009, the interest rate will increase to prime plus 12%.  In consideration of the Amendment, the Company paid to the Bank a $30,000 fee, and, if the loan remains unpaid at September 30, 2009, the Company will pay an additional fee of $25,000.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03

Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

99.1

Second Amendment to Forbearance Agreement dated effective as of July 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT, INC.

Date:

July 6, 2009

By:  /s/ David O. Cole________________

David O. Cole

Chief Financial Officer and Secretary

EXHIBIT 99.1

EXHIBIT INDEX

Exhibit No.

Exhibit Description

99.1

Second Amendment to Forbearance Agreement dated effective as of July 1, 2009.